Exhibit 99.1
BankUnited, Inc. Reports 1Q 2026 Net Income of $62 million, $0.83 Diluted EPS
Chairman, President and Chief Executive Officer Rajinder Singh commented, "Despite a seasonally slow quarter, we continue to gather market share and position the Company for improved profitability and growth."

First Quarter Financial Highlights

	Quarter Ended			Change From
($ in millions except per share data)	March 31, 2026	December 31, 2025	March 31, 2025	December 31, 2025	March 31, 2025
Net income	$61.9	$69.3	$58.5	$(7.4)	$3.4
Diluted EPS	$0.83	$0.90	$0.78	$(0.07)	$0.05
PPNR[1]	$106.3	$115.4	$95.2	$(9.1)	$11.1
ROA[2]	0.72%	0.78%	0.68%	(0.06)%	0.04%
ROE[2]	8.1%	8.9%	8.2%	(0.8)%	(0.1)%
Net interest margin[2]	2.99%	3.06%	2.81%	(0.07)%	0.18%
•Total Deposits excluding brokered: up $1.4 billion from a year ago, and up $277 million from prior quarter.
•NIDDA:
◦Up $875 million, or 11%, from a year ago.
◦Down $166 million from prior quarter, primarily due to seasonality.
◦Represents 30% of total deposits at March 31, 2026.
•Loans:
◦Core loans: Up $906 million from a year ago and $9 million from prior quarter.
◦Total loans up $145 million from a year ago.
◦Total loans down $139 million from prior quarter primarily due to seasonally low commercial volume and continued runoff of non-core loans.
•Criticized and classified loans:
◦Down $333 million, or 24%, from a year ago; NPLs up $15 million, or 6%.
◦Down $146 million, or 12%, from the prior quarter; NPLs down $98 million, or 26%.
◦ACL to NPLs coverage ratio increased to 75.90% in Q1 from 58.99% in the prior quarter.
•Share repurchases: Approximately 1.3 million shares repurchased in Q1 for $60.0 million.

Notable items that impacted results:
The following table presents notable items, on a pre-tax basis, that impacted results for the periods presented (in thousands):

	Quarter Ended
	March 31, 2026	December 31, 2025
Compensation-related items	$(5,358)	$—
Release of FDIC Special Assessment accrual	6,669	—
Write-off of previously capitalized software	—	(3,770)
	$1,311	$(3,770)

(1) Represents a non-GAAP measure. See "Non-GAAP Financial Measures" section for a reconciliation of non-GAAP financial measures to GAAP financial measures.
(2) Annualized for the three months ended.

Net Interest Income & Margin

NIM		Net Interest Income
▼ 7 bps from prior quarter	▲ 18 bps from 1Q 2025	▼ $9.2 million from prior quarter	▲ $15.8 million or 7% from 1Q 2025
•NIM and net interest income are typically seasonally lower in the first quarter of the year; however NIM was up 18 bps and net interest income was up $16 million compared to Q1 2025.
•NIM and net interest income were down compared to prior quarter primarily due to:
◦Variable rate assets repriced faster than continued improvement in funding cost and funding mix dynamics — Asset yields were further impacted by lower SOFR/Fed funds basis.
◦Seasonal decline in NIDDA throughout the quarter increased reliance on higher‑cost wholesale funding, including brokered deposits.

Non-Interest Income and Non-Interest Expense
The following table summarizes non-interest income and non-interest expense for the periods presented (in millions):

	Quarter Ended			Change From
	March 31, 2026	December 31, 2025	March 31, 2025	December 31, 2025	March 31, 2025
Non-interest income	$24.7	$30.0	$22.3	$(5.3)	$2.4
Non-interest expense	$167.4	$172.8	$160.2	$(5.4)	$7.2
•Non-interest income declined from prior quarter, primarily reflecting lower capital markets revenue.
•Non-interest income increased compared to Q1 2025, primarily as a result of a $3.3 million gain on sale of investment securities in Q1 2026.
•Non-interest expense was largely flat quarter over quarter when adjusted for the notable items summarized on Page 1.
•Non-interest expense increased compared to Q1 2025, primarily due to higher employee compensation and benefits.

Balance Sheet Highlights
•Total Assets were $35.4 billion at March 31, 2026.
•The balance sheet reflected an improved funding mix and ample liquidity.
•Non-brokered deposits increased from both prior quarter and a year ago, supporting reduction in higher-cost wholesale funding.
•Wholesale funding declined from both prior quarter and a year ago, reflecting continued balance-sheet repositioning.
•NIDDA represented 30% of total deposits at March 31, 2026.
•Loan balances remained stable overall, with growth in selected commercial portfolios offset by continued reductions in residential balances.

Loans
Loan portfolio composition at the dates indicated follows (dollars in thousands):

	March 31, 2026		December 31, 2025
Core loan segments:
Non-owner occupied commercial real estate	$6,146,307	25.5%	$6,105,207	25.2%
Construction and land	740,104	3.1%	705,664	2.9%
Owner occupied commercial real estate	2,023,527	8.4%	2,020,572	8.3%
Commercial and industrial	6,862,405	28.3%	7,008,903	28.8%
Mortgage warehouse lending ("MWL")	805,037	3.3%	728,241	3.0%
	16,577,380	68.6%	16,568,587	68.2%
Franchise and equipment finance	84,709	0.4%	102,746	0.4%
Pinnacle - municipal finance	616,486	2.6%	619,374	2.6%
Residential	6,856,354	28.4%	6,983,000	28.8%
	$24,134,929	100.0%	$24,273,707	100.0%
•Loan balances during the quarter reflected modest commercial activity, consistent with typical first-quarter seasonality.
•CRE and MWL increased by $76 million and $77 million, respectively, during the quarter, reflecting activity across selected lending segments.
•C&I declined by $144 million reflecting seasonal patterns, as commercial production is typically lower in the first quarter.
•Residential loan balances continued to decline, consistent with balance-sheet strategy.
•Compared to a year ago, the loan portfolio continued to reflect a shift toward commercial lending, driven by a $906 million increase in core commercial loan balances and lower residential balances.
Deposits & Borrowings
•The Company's funding profile continued to improve during the quarter, driven by growth in non-brokered deposits and reduction in wholesale funding.
•Non-brokered deposits increased $277 million from prior quarter and $1.4 billion from a year ago.
•Wholesale Funding declined by $70 million from prior quarter and $749 million from a year ago.
•NIDDA Represents 30% of total deposits at March 31, 2026.
•NIDDA declined from the prior quarter, however, balances were significantly higher compared to a year ago, supporting continued improvement in the Company's funding profile.
•Deposit pricing continued to improve, contributing to lower funding costs.
◦Average Cost of Deposits: Declined 0.06% to 2.12%; spot APY fell to 2.09% from 2.10% for the prior quarter.

Credit quality & Allowance for credit losses
Credit Quality
Credit quality metrics improved during Q1, as non-performing loans and criticized and classified loans declined from the prior quarter. Annualized net charge offs were elevated, attributable to two loans in unrelated industries and geographies.
•Criticized and Classified Loans: Declined $146 million, or 12%, in Q1,
•Non-Performing Loans: Down $98 million, or 26%, from prior quarter,
•NPA Ratio: 0.79%, including 0.10% related to guaranteed portion of SBA loans, down from 1.08%, including 0.11% related to SBA, in prior quarter.
•Net Charge-offs for the trailing twelve months: 0.37% for Q1, from 0.30% from the prior quarter.
The following table provides a breakdown of criticized and classified loans for the periods indicated (in thousands):

	March 31, 2026		December 31, 2025
	CRE	Total Commercial	CRE	Total Commercial
Special mention	$67,396	$177,859	$82,147	$175,009
Substandard - accruing	418,033	622,436	474,592	674,368
Substandard - non-accruing	74,584	211,293	108,959	300,903
Doubtful	903	40,758	—	48,247
Total	$560,916	$1,052,346	$665,698	$1,198,527
Allowance & Provision
Allowance levels and coverage remained appropriate during the periods presented, with changes reflecting net charge-offs, higher specific reserves, and improved asset quality. The following tables summarize the ACL, key coverage metrics, and changes across the periods presented (dollars in thousands):

	ACL	ACL to Total Loans	Commercial ACL to Commercial Loans[1]	ACL to Non-Performing Loans	Net Charge-offs to Average Loans[2]
March 31, 2026	$208,790	0.87%	1.25%	75.90%	0.61%
December 31, 2025	$219,825	0.91%	1.30%	58.99%	0.30%

	Quarter Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Beginning balance	$219,825	$219,884	$223,153
Provision	25,103	24,843	15,963
Net charge-offs	(36,138)	(24,902)	(19,369)
Ending balance	$208,790	$219,825	$219,747
•The provision for credit losses totaled $24.6 million for the quarter, compared to $25.6 million for the prior quarter and $15.1 million for Q1 2025.
•The most significant factor impacting the provision during the quarter was an increase in specific reserves, primarily related to two C&I loans in unrelated industries.
•Net charge-offs also impacted the allowance, resulting in lower ACL balances compared to the prior quarter.
•While the ACL to total loans ratio declined modestly from the prior quarter, the ACL to non-performing loans coverage ratio increased to 75.90%, reflecting lower non-performing loan balances.

(1) For purposes of this ratio, commercial loans includes the core C&I and CRE sub-segments as presented in the table above as well as franchise and equipment finance. Due to their unique risk profiles, MWL and municipal finance are excluded from this ratio.
(2) Annualized for the three months ended March 31, 2026; ratio for December 31, 2025 represent annual net charge-off rate.

Capital, Liquidity & shareholder returns
Strong capital levels have created an ability to increase capital returns to shareholders
•CET1: 12.2%, down 10 bps from prior quarter.
•AOCI declined by $13.5 million from prior quarter primarily due to an increase in unrealized losses on investment securities available for sale.
•Tangible Common Equity Ratio: 8.3%, down from Q4 2025, but up from Q1 2025.
•Tangible Book Value per Share: $40.051, representing 7% year-over-year growth.
•Share Repurchases: Approximately 1.3 million shares repurchased in Q1 for $60.0 million, at an average price of $46.15.
•The Company's Board of Directors authorized the following capital actions:
◦An increase of $0.02 per share in the Company's common stock dividends to $0.33 per common share, a 6% increase from the Company's previous level of $0.31 per share.
Earnings Conference Call and Presentation
A conference call to discuss quarterly results will be held at 9:00 a.m. ET on Wednesday, April 22, 2026 with Chairman, President and Chief Executive Officer Rajinder P. Singh, Chief Financial Officer James G. Mackey and Chief Operating Officer Thomas M. Cornish.
The earnings release and slides with supplemental information relating to the release will be available on the Investor Relations page under About Us on www.bankunited.com prior to the call. Due to recent demand for conference call services, participants are encouraged to listen to the call via a live Internet webcast at https://ir.bankunited.com. To participate by telephone, participants will receive dial-in information and a unique PIN number upon completion of registration at https://dpregister.com/sreg/10207389/10388909cc4. For those unable to join the live event, an archived webcast will be available on the Investor Relations page at https://ir.bankunited.com approximately two hours following the live webcast.
About BankUnited, Inc.
BankUnited, Inc., with total assets of $35.4 billion at March 31, 2026, is the bank holding company of BankUnited, N.A., a national bank headquartered in Miami Lakes, Florida, with operations in Florida, New York, Dallas, Atlanta, Morristown, New Jersey, and Charlotte, North Carolina. BankUnited provides a full range of consumer and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions, and offers certain commercial lending and deposit products through national platforms. For additional information, call (877) 779-2265 or visit www.BankUnited.com. BankUnited can be found on Facebook at facebook.com/BankUnited.official, LinkedIn @BankUnited and on X @BankUnited.
(1) Represents a non-GAAP measure. See "Non-GAAP Financial Measures" section for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance, dividend payments and stock repurchases. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” "forecasts" or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including (without limitation) those relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including as impacted by external circumstances outside the Company's direct control, such as but not limited to adverse events or conditions impacting the financial services industry. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are available at the SEC’s website (www.sec.gov).
Contact
BankUnited, Inc.
Investor Relations:
James G. Mackey, 305-231-6793
Source: BankUnited, Inc.

BANKUNITED, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands, except share and per share data)

	March 31, 2026	December 31, 2025
ASSETS
Cash and due from banks:
Non-interest bearing	$13,336	$11,511
Interest bearing	371,605	206,273
Cash and cash equivalents	384,941	217,784
Investment securities	9,505,168	9,263,651
Non-marketable equity securities	149,590	140,684
Loans	24,134,929	24,273,707
Allowance for credit losses	(208,790)	(219,825)
Loans, net	23,926,139	24,053,882
Bank owned life insurance	314,165	305,313
Operating lease equipment, net	150,214	171,371
Goodwill	77,637	77,637
Other assets	850,759	809,129
Total assets	$35,358,613	$35,039,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Demand deposits:
Non-interest bearing	$8,943,844	$9,109,984
Interest bearing	6,449,405	6,189,534
Savings and money market	9,939,985	10,164,703
Time	4,026,866	3,888,684
Total deposits	29,360,100	29,352,905
FHLB advances	1,755,000	1,555,000
Notes and other borrowings	319,340	319,740
Other liabilities	908,636	757,977
Total liabilities	32,343,076	31,985,622

Commitments and contingencies

Stockholders' equity:
Common stock, par value $0.01 per share, 400,000,000 shares authorized; 73,354,206 and 74,138,066 shares issued and outstanding	734	741
Paid-in capital	209,270	271,695
Retained earnings	3,008,613	2,970,988
Accumulated other comprehensive loss	(203,080)	(189,595)
Total stockholders' equity	3,015,537	3,053,829
Total liabilities and stockholders' equity	$35,358,613	$35,039,451

BANKUNITED, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Interest income:
Loans	$310,162	$317,539	$321,384
Investment securities	106,230	117,878	113,869
Other	5,794	6,986	8,436
Total interest income	422,186	442,403	443,689
Interest expense:
Deposits	148,694	155,875	174,210
Borrowings	24,505	28,318	36,340
Total interest expense	173,199	184,193	210,550
Net interest income before provision for credit losses	248,987	258,210	233,139
Provision for credit losses	24,586	25,554	15,111
Net interest income after provision for credit losses	224,401	232,656	218,028
Non-interest income:
Deposit service charges and fees	6,219	5,787	5,235
Gain on investment securities, net	3,290	1,058	944
Lease financing	3,347	4,662	4,313
Capital markets income	3,684	9,512	4,795
Other non-interest income	8,160	8,974	6,983
Total non-interest income	24,700	29,993	22,270
Non-interest expense:
Employee compensation and benefits	96,689	89,952	82,746
Occupancy and equipment	11,002	10,749	11,343
Deposit insurance expense	(1,026)	6,391	7,227
Technology	22,415	20,430	22,780
Depreciation of operating lease equipment	3,366	4,068	4,009
Other non-interest expense	34,917	41,221	32,121
Total non-interest expense	167,363	172,811	160,226
Income before income taxes	81,738	89,838	80,072
Provision for income taxes	19,863	20,578	21,596
Net income	$61,875	$69,260	$58,476
Earnings per common share, basic	$0.83	$0.91	$0.78
Earnings per common share, diluted	$0.83	$0.90	$0.78

BANKUNITED, INC. AND SUBSIDIARIES
AVERAGE BALANCES AND YIELDS
(Dollars in thousands)

	Three Months Ended March 31,			Three Months Ended December 31,			Three Months Ended March 31,
	2026			2025			2025
	Average Balance	Interest [1]	Yield/ Rate [1,2]	Average Balance	Interest [1]	Yield/ Rate [1,2]	Average Balance	Interest [1]	Yield/ Rate [1,2]
Assets:
Interest earning assets:
Loans	$23,835,417	$312,812	5.31%	$23,697,215	$320,252	5.37%	$23,933,938	$324,113	5.48%
Investment securities[3]	9,471,480	106,953	4.55%	9,583,958	118,573	4.93%	9,104,228	114,590	5.07%
Other interest earning assets	672,001	5,794	3.49%	737,306	6,986	3.76%	788,547	8,436	4.33%
Total interest earning assets	33,978,898	425,559	5.06%	34,018,479	445,811	5.21%	33,826,713	447,139	5.34%
Allowance for credit losses	(218,808)			(222,451)			(228,158)
Non-interest earning assets	1,328,791			1,389,731			1,376,904
Total assets	$35,088,881			$35,185,759			$34,975,459
Liabilities and Stockholders' Equity:
Interest bearing liabilities:
Interest bearing demand deposits	$6,033,099	$43,294	2.91%	$6,072,259	$48,032	3.14%	$4,811,826	$39,893	3.36%
Savings and money market deposits	10,245,692	73,278	2.90%	10,123,959	77,378	3.03%	10,833,734	91,779	3.44%
Time deposits	3,751,256	32,122	3.48%	3,449,304	30,465	3.50%	4,326,750	42,538	3.99%
Total interest bearing deposits	20,030,047	148,694	3.01%	19,645,522	155,875	3.15%	19,972,310	174,210	3.54%
FHLB advances	2,193,944	19,897	3.68%	2,486,250	24,065	3.84%	2,991,389	27,206	3.69%
Notes and other borrowings	366,487	4,608	5.03%	328,322	4,253	5.18%	709,037	9,134	5.15%
Total interest bearing liabilities	22,590,478	173,199	3.11%	22,460,094	184,193	3.26%	23,672,736	210,550	3.61%
Non-interest bearing demand deposits	8,463,491			8,708,397			7,413,117
Other non-interest bearing liabilities	930,784			922,581			1,004,917
Total liabilities	31,984,753			32,091,072			32,090,770
Stockholders' equity	3,104,128			3,094,687			2,884,689
Total liabilities and stockholders' equity	$35,088,881			$35,185,759			$34,975,459
Net interest income		$252,360			$261,618			$236,589
Interest rate spread			1.95%			1.95%			1.73%
Net interest margin			2.99%			3.06%			2.81%

(1) On a tax-equivalent basis where applicable
(2) Annualized
(3) At fair value

BANKUNITED, INC. AND SUBSIDIARIES
EARNINGS PER COMMON SHARE
(In thousands except share and per share amounts)

	Three Months Ended
c	March 31, 2026	December 31, 2025	March 31, 2025
Basic earnings per common share:
Numerator:
Net income	$61,875	$69,260	$58,476
Distributed and undistributed earnings allocated to participating securities	(911)	(2,311)	(821)
Income allocated to common stockholders for basic earnings per common share	$60,964	$66,949	$57,655
Denominator:
Weighted average common shares outstanding	74,518,354	74,789,191	74,918,750
Less average unvested stock awards	(1,138,483)	(1,119,854)	(1,101,408)
Weighted average shares for basic earnings per common share	73,379,871	73,669,337	73,817,342
Basic earnings per common share	$0.83	$0.91	$0.78
Diluted earnings per common share:
Numerator:
Income allocated to common stockholders for basic earnings per common share	$60,964	$66,949	$57,655
Adjustment for earnings reallocated from participating securities	4	(229)	4
Income used in calculating diluted earnings per common share	$60,968	$66,720	$57,659
Denominator:
Weighted average shares for basic earnings per common share	73,379,871	73,669,337	73,817,342
Dilutive effect of certain share-based awards	511,677	436,863	562,488
Weighted average shares for diluted earnings per common share	73,891,548	74,106,200	74,379,830
Diluted earnings per common share	$0.83	$0.90	$0.78

BANKUNITED, INC. AND SUBSIDIARIES
SELECTED RATIOS

	At or for the Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Financial ratios [1]
Return on average assets	0.72%	0.78%	0.68%
Return on average stockholders’ equity	8.1%	8.9%	8.2%
Net interest margin [2]	2.99%	3.06%	2.81%
Loans to deposits	82.3%	82.7%	85.5%
Tangible book value per common share	$40.05	$40.14	$37.48

	March 31, 2026	December 31, 2025
Asset quality ratios
Non-performing loans to total loans [3,4]	1.14%	1.54%
Non-performing assets to total assets [4,5]	0.79%	1.08%
ACL to total loans	0.87%	0.91%
Commercial ACL to commercial loans [6]	1.25%	1.30%
ACL to non-performing loans [3,4]	75.90%	58.99%
Net charge-offs to average loans [7]	0.61%	0.30%

	March 31, 2026		December 31, 2025		Required to be Considered Well Capitalized
	BankUnited, Inc.	BankUnited, N.A.	BankUnited, Inc.	BankUnited, N.A.
Capital ratios
Tier 1 leverage	8.9%	9.4%	8.9%	9.3%	5.0%
Common Equity Tier 1 ("CET1") risk-based capital	12.2%	12.9%	12.3%	12.7%	6.5%
Total risk-based capital	14.0%	13.7%	14.1%	13.6%	10.0%
Tangible Common Equity/Tangible Assets	8.3%	N/A	8.5%	N/A	N/A
(1) Annualized for the three month periods as applicable.
(2) On a tax-equivalent basis.
(3) We define non-performing loans to include non-accrual loans and loans other than purchased credit deteriorated and government insured residential loans that are past due 90 days or more and still accruing. Contractually delinquent purchased credit deteriorated and government insured residential loans on which interest continues to be accrued are excluded from non-performing loans.
(4) Non-performing loans and assets include the guaranteed portion of non-accrual SBA loans totaling $33.8 million or 0.14% of total loans and 0.10% of total assets at March 31, 2026 and $37.9 million or 0.16% of total loans and 0.11% of total assets at December 31, 2025.
(5) Non-performing assets include non-performing loans, OREO and other repossessed assets.
(6) For purposes of this ratio, commercial loans includes the C&I and CRE sub-segments, as well as franchise and equipment finance. Due to their unique risk profiles, MWL and municipal finance are excluded from this ratio.
(7) Annualized for the three months ended March 31, 2026; ratio for December 31, 2025 represents annual net charge-off rate.

Non-GAAP Financial Measures
Tangible book value per common share is a non-GAAP financial measure. Management believes this measure is relevant to understanding the capital position and performance of the Company. Disclosure of this non-GAAP financial measure also provides a meaningful basis for comparison to other financial institutions as it is a metric commonly used in the banking industry.
PPNR is a non-GAAP financial measure. Management believes this measure is relevant to understanding the performance of the Company attributable to elements other than the provision for credit losses and the ability of the Company to generate earnings sufficient to cover estimated credit losses. This measure also provides a meaningful basis for comparison to other financial institutions since it is commonly employed and is a measure frequently cited by investors and analysts.
The following tables reconciles these non-GAAP financial measurement to the comparable GAAP financial measurements at the dates and for the periods indicated (in thousands except share and per share data):

	March 31, 2026	December 31, 2025	March 31, 2025
Total stockholders’ equity	$3,015,537	$3,053,829	$2,897,582
Less: goodwill and other intangible assets	77,637	77,637	77,637
Tangible stockholders’ equity	$2,937,900	$2,976,192	$2,819,945

Common shares issued and outstanding	73,354,206	74,138,066	75,242,048

Book value per common share	$41.11	$41.19	$38.51

Tangible book value per common share	$40.05	$40.14	$37.48

	Quarter Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Pre-Provision Net Revenue ("PPNR")
Income before income taxes	$81,738	$89,838	$80,072
Provision for credit losses	24,586	25,554	15,111
PPNR	$106,324	$115,392	$95,183